UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (date of earliest event reported): August 23, 2005
TERREMARK WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2601 S. Bayshore Drive
Miami, Florida 33133

(Address of principal executive office)
Registrant’s telephone number, including area code: (305) 856-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 23, 2005, Terremark Worldwide, Inc. (the “Company”) received a letter from the staff of the American Stock Exchange (“AMEX”) indicating that, as a result of the Company’s August 5, 2005 issuance of shares of its common stock, par value $.001 (the “Common Stock”) in connection with its acquisition of Dedigate, N.V., it had inadvertently issued shares of its Common Stock prior to obtaining AMEX’s approval. Accordingly, the staff indicated their belief that the Company had not satisfied the requirements of Section 301 of the AMEX Company Guide related to the listing of additional securities.
     On August 19, 2005, the Company submitted the appropriate documentation to AMEX pertaining to the listing of additional securities related to the issuance of the Common Stock. On August 26, 2005, the Company received approval from the AMEX of such issuance. As a result, the staff of the AMEX has indicated to the Company that it considers its approval of the issuance of the shares to have brought the Company into compliance with Section 301 and that it considers the matter to be closed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Dated: August 26, 2005	By:	/s/ Jose A. Segrera
Jose A. Segrera
Executive Vice President and Chief Financial Officer

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